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                                                                    EXHIBIT 23.5

                                                   INVESTMENT BANKING

                                                   CORPORATE AND INSTITUTIONAL
                                                   CLIENT GROUP

                                                   WORLD FINANCIAL CENTER
                                                   NORTH TOWER
                                                   NEW YORK, NEW YORK 10281-1326
(LOGO)                                             212 449 1000

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

     We hereby consent to the use of our opinion letter dated December 22, 1997 to the Board of Directors of Ambassador Apartments, Inc. included as Appendix II to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Ambassador Apartments, Inc. with and into Apartment Investment and Management Company and to the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                 INCORPORATED

                                      By:      /s/ ALEXANDER S. RUBIN

                                         ---------------------------------------

March 30, 1998